ALLBIRDS REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Q3 2024 Results Within Guidance Ranges
Updates Full Year Outlook

SAN FRANCISCO, Calif., November 6, 2024 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Overview

•Third quarter net revenue decreased 24.9% to $43.0 million versus a year ago, within the Company’s guidance range.
•Third quarter gross margin improved approximately 90 basis points to 44.4% versus a year ago.
•Third quarter net loss of $21.2 million, or $2.68 per basic and diluted share.
•Third quarter adjusted EBITDA2 loss of $16.2 million, within the Company’s guidance range.
•Inventory at quarter end of $57.5 million, representing a decrease of 28.1% versus a year ago.
•As of September 30, 2024, the Company had $78.6 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility.
•The Company completed its transition to a distributor model in China and entered into a new distributor agreement covering six countries across mainland Europe.
•Subsequent to quarter end, the Company entered into a new distributor agreement covering six countries in Latin America.
•The Company’s latest sustainability report, the Allbirds 2023 Flight Status, reported a 22% reduction of its per unit carbon footprint1 in 2023 compared to 2022.

“We are pleased to deliver Q3 results within our expectations as we continue to advance our three strategic focus areas,” said Joe Vernachio, Chief Executive Officer. “Our teams are delivering strong execution across the board and we are energized by the opportunity ahead as we prepare to bring our reignited product to market in 2025.”

Third Quarter Operating Results
In the third quarter of 2024, net revenue decreased 24.9% to $43.0 million compared to $57.2 million in the third quarter of 2023. The year-over-year decrease is primarily attributable to lower unit sales, partially offset by higher average selling prices within our direct business. Revenue was also impacted by our international distributor transitions and planned retail store closures.

Gross profit totaled $19.1 million compared to $24.9 million in the third quarter of 2023, and gross margin improved approximately 90 basis points to 44.4% compared to 43.5% in the third quarter of 2023. The improvement in gross margin is primarily due to lower freight, duty, and warehouse costs per unit, and a decrease in inventory write-downs resulting from a healthier inventory composition versus a year ago.

Selling, general, and administrative expense (SG&A) was $31.0 million, or 72.0% of net revenue, compared to $43.5 million, or 76.1% of net revenue in the third quarter of 2023. The decrease is primarily attributable to decreases in personnel expenses, depreciation and amortization expense, stock-based compensation expense, and occupancy costs.

Marketing expense totaled $9.9 million, or 22.9% of net revenue, compared to $10.2 million, or 17.8% of net revenue in the third quarter of 2023. The lower spend was primarily driven by decreased digital advertising.

1 The annual per unit carbon footprint is the average carbon footprint calculated based on the product carbon footprints in that year and the units produced in that year. In other words, it is the total product-related emissions in that year, divided by the total number of units produced in that year.

In the third quarter of 2024, net loss was $21.2 million compared to $31.6 million in the third quarter of 2023, and net loss margin was 49.3% compared to 55.2% in the third quarter of 2023.

In the third quarter of 2024, adjusted EBITDA2 was a loss of $16.2 million compared to a loss of $19.0 million in the third quarter of 2023, and adjusted EBITDA margin1 declined to (37.8)% compared to (33.1)% in the third quarter of 2023.

Nine Month Operating Results
Net revenue in the first nine months of 2024 decreased 26.5% to $133.9 million compared to $182.1 million in the first nine months of 2023. The year-over-year decrease is primarily attributable to lower unit sales, partially offset by higher average selling prices within our direct business. Revenue was also impacted by our international distributor transitions and planned retail store closures.

Gross profit in the first nine months of 2024 totaled $63.6 million compared to $76.9 million in the first nine months of 2023, while gross margin improved approximately 530 basis points to 47.5% in the first nine months of 2024 versus 42.2% in the same period a year ago. The improvement in gross margin is primarily due to lower freight and duty costs per unit, and a decrease in inventory write-downs resulting from a healthier inventory composition versus a year ago.

SG&A in the first nine months of 2024 was $104.2 million, or 77.8% of net revenue, compared to $132.5 million, or 72.8% of net revenue, in the first nine months of 2023, with the decrease primarily attributable to decreases in personnel expenses, stock-based compensation expense, depreciation and amortization expense, and occupancy costs.

Marketing expense in the first nine months of 2024 totaled $29.4 million, or 21.9% of net revenue, compared to $34.2 million, or 18.8% of net revenue, in the first nine months of 2023. The decrease was primarily driven by decreased digital advertising spend.

Restructuring expense in the first nine months of 2024 totaled $1.8 million, or 1.3% of net revenue, compared to $5.5 million, or 3.0% of net revenue in the same period in 2023. The decrease was primarily due to lower fees incurred related to the execution of our strategic transformation plan announced in March 2023.

Net loss in the first nine months of 2024 was $67.6 million compared to $95.7 million in the first nine months of 2023, and net loss margin was 50.5% compared to 52.5% in the first nine months of 2023.

Adjusted EBITDA1 in the first nine months of 2024 was $50.9 million compared to a loss of $58.9 million in the first nine months of 2023, and adjusted EBITDA margin1 declined to (38.0)% compared to (32.4)% for the first nine months of 2023.

Balance Sheet Highlights

Allbirds ended the quarter with $78.6 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility. Inventories totaled $57.5 million, a decrease of 28.1% versus a year ago.

2024 Financial Outlook

The Company is updating its full year 2024 revenue guidance and narrowing its Adjusted EBITDA guidance range as follows:

2 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures below.

•Net revenue of $187 million to $193 million, compared to prior guidance of $190 million to $210 million.
◦US net revenue of $143 million to $147 million, including a $10 million to $12 million impact resulting from anticipated store closures
◦International net revenue of $44 million to $46 million, including $13 million to $16 million of impact resulting from transitions to a distributor model in certain international markets
•Adjusted EBITDA3 loss of $75 million to $71 million compared to prior guidance for a loss of $75 million to $63 million.

The Company is maintaining its full year 2024 gross margin guidance:

•Gross margin of 43% to 46%

Allbirds is providing the following guidance for the fourth quarter of 2024:

•Net revenue of $53 million to $59 million
◦US net revenue of $45 million to $49 million
◦International net revenue of $8 million to $10 million
•Adjusted EBITDA2 loss of $25 million to $21 million

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, November 6, 2024. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Based in San Francisco, with its roots in New Zealand, Allbirds launched in 2016 with a single shoe: the now iconic Wool Runner. In the years since, Allbirds has sold millions of pairs of shoes, and has maintained its commitment to incredible comfort, versatile style and unmatched quality. This is made possible with materials like Allbirds’s sugarcane-based midsole technology, SweetFoam™, and textiles made with eucalyptus fibers and Merino wool – so consumers don't have to compromise between the best products and their impact on the earth. www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our strategic transformation plan and related efforts, future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributor model in certain international markets, anticipated distributor model arrangements, focus on improving efficiencies and driving profitability, restructuring charges, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, materials innovation and new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,”
3 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our third quarter 2024 and 2023 results included in this press release.

“contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets for the third quarter and full year of 2024; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; impairment of long-lived assets; the strength of our brand; our introduction of new products; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for the fourth quarter of 2024 and mid-2025; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our March 2023 initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.
Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$42,996	$57,244	$133,905	$182,075
Cost of revenue	23,921	32,351	70,319	105,218
Gross profit	19,075	24,893	63,586	76,857
Operating expense:
Selling, general, and administrative expense	30,967	43,545	104,226	132,516
Marketing expense	9,855	10,176	29,354	34,192
Restructuring expense	35	1,234	1,788	5,514
Total operating expense	40,857	54,955	135,368	172,222
Loss from operations	(21,782)	(30,062)	(71,782)	(95,365)
Net loss from the sales of businesses	(236)	(2,346)	(430)	(2,346)
Interest income	744	1,120	2,992	2,961
Other income (expense)	183	(153)	2,457	(298)
Loss before provision for income taxes	(21,091)	(31,441)	(66,763)	(95,048)
Income tax provision	(86)	(134)	(877)	(631)
Net loss	$(21,177)	$(31,575)	$(67,640)	$(95,679)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(2.68)	$(4.15)	$(8.64)	$(12.67)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,900,246	7,605,191	7,831,158	7,550,254

Other comprehensive income (loss):
Foreign currency translation income (loss)	1,880	(906)	355	(1,438)
Total comprehensive loss	$(19,297)	$(32,481)	$(67,285)	$(97,117)

Allbirds, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	55.6%	56.5%	52.5%	57.8%
Gross profit	44.4%	43.5%	47.5%	42.2%
Operating expense:
Selling, general, and administrative expense	72.0%	76.1%	77.8%	72.8%
Marketing expense	22.9%	17.8%	21.9%	18.8%
Restructuring expense	0.1%	2.2%	1.3%	3.0%
Total operating expense	95.0%	96.0%	101.1%	94.6%
Loss from operations	(50.7)%	(52.5)%	(53.6)%	(52.4)%
Net loss from the sales of businesses	(0.5)%	(4.1)%	(0.3)%	(1.3)%
Interest income	1.7%	2.0%	2.2%	1.6%
Other income (expense)	0.4%	(0.3)%	1.8%	(0.2)%
Loss before provision for income taxes	(49.1)%	(54.9)%	(49.9)%	(52.2)%
Income tax provision	(0.2)%	(0.2)%	(0.7)%	(0.3)%
Net loss	(49.3)%	(55.2)%	(50.5)%	(52.5)%

Other comprehensive income (loss):
Foreign currency translation income (loss)	4.4%	(1.6)%	0.3%	(0.8)%
Total comprehensive loss	(44.9)%	(56.7)%	(50.2)%	(53.3)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$78,627	$130,032
Accounts receivable	5,672	8,188
Inventory	57,459	57,763
Prepaid expenses and other current assets	13,571	16,423
Total current assets	155,329	212,406

Property and equipment—net	18,972	26,085
Operating lease right-of-use assets	42,877	67,085
Other assets	4,736	7,129
Total assets	$221,914	$312,705

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	18,359	5,851
Accrued expenses and other current liabilities	13,306	22,987
Current lease liabilities	10,604	15,218
Deferred revenue	3,613	4,551
Total current liabilities	45,882	48,607

Noncurrent liabilities:
Noncurrent lease liabilities	48,649	78,731
Other long-term liabilities	38	38
Total noncurrent liabilities	48,687	78,769
Total liabilities	$94,569	$127,376

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 5,387,660 and 5,128,961 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively[4]	1	1
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 2,542,365 and 2,627,388 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively[4]	—	—
Additional paid-in capital	589,164	579,862
Accumulated other comprehensive loss	(2,981)	(3,335)
Accumulated deficit	(458,839)	(391,199)
Total stockholders’ equity	127,345	185,329

Total liabilities and stockholders’ equity	$221,914	$312,705

4 Amounts have been adjusted to reflect the 1-for-20 reverse stock split that became effective on September 4, 2024.

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(67,640)	$(95,679)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,226	15,142
Amortization of debt issuance costs	8	37
Stock-based compensation	8,893	15,662
Inventory write-down	1,248	9,149
Realized loss on equity investments	—	84
Provision for bad debt	253	—
Net loss from sales of businesses	468	2,376
Deferred taxes	393	—
Changes in assets and liabilities:
Accounts receivable	2,247	3,799
Inventory	(4,494)	23,090
Prepaid expenses and other current assets	3,526	750
Operating lease right-of-use assets and current and noncurrent lease liabilities	(10,572)	2,919
Accounts payable and accrued expenses	3,188	(2,783)
Other long-term liabilities	—	9
Deferred revenue	(763)	(53)
Net cash used in operating activities	(53,019)	(25,498)

Cash flows from investing activities:
Purchase of property and equipment	(3,083)	(9,657)
Changes in security deposits	2,156	758
Proceeds from sale of equity investment	—	166
Proceeds from sale of businesses	2,459	—
Net cash provided by (used in) investing activities	1,532	(8,733)

Cash flows from financing activities:
Proceeds from the exercise of stock options	34	516
Taxes withheld and paid on employee stock awards	(1)	(359)
Proceeds from issuance of common stock under employee stock purchase plan	150	233
Net cash provided by financing activities	183	390

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	105	(804)
Net decrease in cash, cash equivalents, and restricted cash	(51,199)	(34,645)
Cash, cash equivalents, and restricted cash—beginning of period	130,673	167,767
Cash, cash equivalents, and restricted cash—end of period	$79,474	$133,122

Supplemental disclosures of cash flow information:
Cash paid for interest	$99	$86
Cash paid for taxes	$1,307	$1,477
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$8	$30
Stock-based compensation included in capitalized internal-use software	$228	$677
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$78,627	$132,483
Restricted cash included in prepaid expenses and other current assets	848	639
Total cash, cash equivalents, and restricted cash	$79,474	$133,122

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated: :

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(21,177)	$(31,575)	$(67,640)	$(95,679)
Add (deduct):
Stock-based compensation expense	2,620	4,690	8,893	15,662
Depreciation and amortization expense	2,886	5,162	10,240	15,269
Restructuring expense	35	1,234	1,788	5,514
Net loss from the sales of businesses	236	2,346	430	2,346
Other (income) expense	(183)	153	(2,457)	298
Interest income	(744)	(1,120)	(2,992)	(2,961)
Income tax provision	86	134	877	631
Adjusted EBITDA	$(16,241)	$(18,976)	$(50,861)	$(58,920)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$42,996	$57,244	$133,905	$182,075

Net loss	$(21,177)	$(31,575)	$(67,640)	$(95,679)
Net loss margin	(49.3)%	(55.2)%	(50.5)%	(52.5)%

Adjusted EBITDA	$(16,241)	$(18,976)	$(50,861)	$(58,920)
Adjusted EBITDA margin	(37.8)%	(33.1)%	(38.0)%	(32.4)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
United States	$32,041	$43,671	$97,901	$135,555
International	10,955	13,573	36,004	46,520
Total net revenue	$42,996	$57,244	$133,905	$182,075

	Store Count by Primary Geographical Market
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
United States[1]	38	42	42	44	45	45	42	32	31
International[2]	13	16	17	18	15	15	15	11	3
Total stores	51	58	59	62	60	60	57	43	34

END OF RELEASE
1 In the first quarter of 2024, we closed the operations of three stores in the US. In the second quarter of 2024, we closed the operations of ten stores in the US. In the third quarter of 2024, we closed the operation of one store in the US.
2 In the third quarter of 2023, we transitioned the operations of two stores in Canada and one store in South Korea to unrelated third-party distributors. In the second quarter of 2024, we transitioned the operations of two stores in Japan and one store in New Zealand to unrelated third-party distributors and closed one store in Europe. In the third quarter of 2024, we transitioned the operations of six stores in China to an unrelated third-party distributor and closed two stores in Europe.